                                                                   EXHIBIT 10(i)
                       ITM SOFTWARE DEVELOPMENT AGREEMENT

      THIS ITM SOFTWARE DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into this 9th day of September, 1994 by and between BEARHILL LIMITED, A British Virgin Islands corporation ("Bearhill") with its principal place of business at Vanterpool Plaza, P.O. Box 873, Wickhams Cay I, Road Town, Tortola, British Virgin Islands and GUARDIAN TIMING SERVICES, INC., an Ontario corporation ("GTS") with its principal place of business at 130 Adelaide Street West, Suite 3303, Toronto, Ontario, Canada.

                                    RECITALS

A. Bearhill wishes to market investment advisory services internationally, using market timing techniques to produce better return for its investors.

B. Bearhill requires computer software in order to generate market timing signals.

C. Bearhill has selected GTS to perform the development of Release I of the ITM Software and the related documentation upon the terms and subject to the conditions of the Agreement.

      NOW THEREFORE, the parties hereto agree as follows:

1.       DEFINITIONS

1.1 "ACCEPTANCE CRITERIA" shall mean the technical and operational performance criteria as described in Schedule A.

1.2 "ACCEPTANCE DATE" shall mean the date when a Deliverable has been duly accepted by Bearhill as per Section 3.4.

1.3 "ACCEPTANCE TEST PLAN" shall mean the detailed test plan created by GTS for development of the ITM software as described in Schedule A.

1.4 "CHANGE ORDER" shall mean an amendment to the ITM Specifications or Project Plan meeting the requirements set forth in Section 2.1.

1.5 "CONFIDENTIAL INFORMATION" shall mean proprietary information as described in Section 7.

1.6 "DELIVERABLE" shall mean a specific, tangible, numbered component of the ITM Software, as described in the Project Plan, including, but not limited to, source or object code, or Documentation. All Deliverables will be in English.





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1.7      "DELIVERY DATE" shall mean the actual date on which GTS delivers a
Deliverable to Bearhill pursuant to Section 3.3 to enable acceptance testing for the Deliverable in accordance with Section 3.4.

1.8 "DERIVATIVE WORK" shall mean a work which is based upon one or more pre-existing works, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, and which, in the absence of this Agreement or other authorization by the owner of the pre-existing work, would constitute a copyright infringement or other infringement of proprietary rights of the owner therein.

1.9      "DOCUMENTATION" shall mean the documents indicated in the Project
Plan.

1.10 "FINAL ACCEPTANCE DATE" shall mean the date when all Deliverables have been completed by GTS.

1.11 "ITM SOFTWARE" shall mean the proprietary computer software program as described in Exhibit B, "Description of Software".

1.12 "PROJECT PLAN" shall mean that part of Schedule A described as the "Project Plan", which describes the phases into which the ITM Project is divided.

2.       SPECIFICATIONS

2.1      Specifications and Acceptance Test Plan

         (a)     The ITM Specifications are described in Schedule A.

         (b) Bearhill shall, with the assistance of GTS conduct the acceptance tests in accordance with the Acceptance Test Plan and the Acceptance Criteria.

2.2      Change Orders

         Any amendment to the ITM Specifications or Project Plan shall be valid and binding only if effected by a Change Order approved as hereinafter set forth.

         (a) Bearhill may initiate a Proposed Change Order by delivering to GTS a written request signed by an officer of Bearhill requesting GTS to prepare information to substantiate the Proposed Change Order. Such writing shall specify the requested change and cross-reference the portion of the ITM Specifications or Project Plan which is proposed to be amended.





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         (b)     Upon receipt of a written request pursuant to this Section,
                 GTS shall, within fifteen (15) days, prepare a good faith estimate of the effort required to complete the Proposed Change Order for Bearhill's review. Such estimate shall be limited to those adjustments that GTS reasonably requires to implement the requested change and shall contain:

                 (i) a detailed description of the proposed amendment to the ITM Specifications or Project Plan (including, as necessary, the Deliverables and technical information); and

                 (ii)     the change, if any, to the terms of this Agreement;

         (c) GTS may initiate a Proposed Change Order by delivering a Proposed Change Order meeting the requirements of Section 2.2(b) to Bearhill. Bearhill shall evaluate and respond to GTS with respect to any Proposed Change Order on or before the fifteenth (15th) day after receipt.

         (d) Proposed Change Orders shall become effective as Change Orders and shall act as amendments to this Agreement and to portions of the ITM Specifications and Project Plan specified in such Proposed Change Order upon their execution by an officer of Bearhill and by an officer of GTS.

3.       DEVELOPMENT OF SOFTWARE

3.1      Creation of Software

         GTS agrees to design, develop and complete the ITM Software and Documentation in accordance with the Project Plan, so that the ITM Software confirms to, and operates in accordance with, the ITM Specifications set out in Schedule A.

3.2      GTS's Obligations

         During development of the ITM Software, GTS shall:

         (a) Provide Bearhill with reasonably detailed written progress reports monthly and as otherwise requested;

         (b) Provide Bearhill with access to the ITM Software and Documentation on GTS's premises;





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         (c)     Develop the ITM Software with diligence in a competent, timely and professional manner.

         (d) Commit and utilize sufficient resources and qualified personnel to complete development of the ITM Software and Documentation within the development timetable set forth in the Project Plan and ITM Specifications:

         (e)     Not engage in any activity to:

                 (i) sell, assign, encumber, restrict or otherwise transfer the ITM Software, in whole or in part, or any rights therein, or

                 (ii)     impede the marketing of licenses to use the ITM
                          Software;

         (f) Notify Bearhill promptly of any factor, occurrence or event coming to its attention that may affect GTS's ability to meet any of its obligations hereunder or that is likely to occasion any material delay in delivery of any of the Deliverables.

3.3      Delivery

         In accordance with the Project Plan, GTS shall create the Deliverables and deliver them to Bearhill for approval and acceptance in accordance with
Section 3.4.

         With respect to each Deliverable, GTS hereby grants to Bearhill a limited, fully paid and exclusive license to use the Deliverables as follows:

         (1) To use and reproduce the Deliverables for the purposes of performing acceptance testing in accordance with Section 3.4 of this Agreement;

         (2) To use and reproduce the Deliverables for the purposes of marketing and demonstration of the ITM Software including, but not limited to, developing preliminary market contacts and further developing end user prospects and excluding installations or sales of the ITM Software.

         This license shall terminate on the date Bearhill accepts delivery of the ITM Software as set forth in Section 3.4(d) or upon termination of this Agreement, whichever is earlier.





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3.4      Acceptance Testing

         (a) Each Deliverable will be created by GTS and delivered to Bearhill for approval. For those Deliverables requiring machine execution, acceptance tests shall be run by Bearhill as set forth in the Acceptance Test Plan with the assistance of GTS. Deliverables not requiring machine execution will be compared by Bearhill to criteria as set forth in the Acceptance Test Plan.

         (b) Bearhill shall promptly notify GTS in writing of any failure or failures of a Deliverable discovered in testing or of any discrepancy of a Deliverable against the checklist. Upon such notification, GTS shall immediately undertake to correct such failure or discrepancies. Upon such correction, acceptance testing shall again be performed to determine that the Deliverable complies with the requirements set forth in subsection 3.4(a) above. Failure of a Deliverable that is material to the development of the ITM Software to satisfy any such criteria after the second round of acceptance testing shall constitute a material breach of this Agreement by GTS entitling Bearhill to pursue its remedies on default set forth under Article 9 unless GTS has provided Bearhill with a reasonably acceptable plan to satisfy the Acceptance Criteria.

         (c) Bearhill shall make every reasonable effort to promptly deliver written acceptance of a Deliverable in a time frame that is consistent with the approved detailed Project Plan, but shall in any event deliver such notification within twenty
                 (20) days (or such other number of days set forth in the Project Plan) after the Delivery Date.

         (d) The Final Acceptance Date for the ITM Software shall be determined by the successful completion, by Bearhill, of the final acceptance tests. The precise time, date, and place of these tests shall be mutually agreed by the parties. Bearhill shall deliver written notification to GTS in not less than fifteen (15) days following the tests of any failure or failures of the ITM Software discovered in testing or any deficiencies or errors found. GTS shall have thirty (30) days to remedy any deficiencies or errors to Bearhill's reasonable satisfaction or if such deficiencies or errors cannot be remedied within such thirty (30) day period, GTS shall present Bearhill within such period a remedial plan of action which shall have a reasonable opportunity for success. Failure of the ITM Software to satisfy the final acceptance tests according to the above procedures shall constitute a material breach of this Agreement by GTS.





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3.5      GTS's Representations, Warranties and Covenants

         (a)     GTS represents and warrants to Bearhill that:

                 (i) the ITM Software and Documentation are and shall be original with GTS in every and all respect;

                 (ii) Neither the ITM Software and Documentation nor any rights therein have been or shall be, in any way, encumbered, restricted, conveyed, granted or otherwise diminished; and

                 (iii) The ITM Software and its use, marketing and distribution does not and will not infringe any patent, copyright, trade secret or other proprietary rights of any third party.

         (b)     GTS covenants for the benefit of Bearhill that:

                 (i) GTS shall itself perform all of its duties under this Agreement and will not subcontract for any work to be performed by other parties; and

                 (ii) For a period of five (5) years following the date of this Agreement, GTS will not develop or acquire any software product or service similar to the ITM Software for companies that compete with Bearhill.

4.       DEVELOPMENT CONSIDERATION

4.1      Fixed Price for Development

         For the performance of all of GTS's obligations hereunder (other than Section 6.4) Bearhill shall pay to GTS 12.5% of all revenues earned by Bearhill, including, without limitation, revenue from all licenses of the ITM Software and revenue from investment management services performed by Bearhill (whether or not such investment management services are dependent on the use of the ITM Software).

4.2      Taxes

         GTS will be responsible for all taxes arising from payments and advances from Bearhill pursuant to this Agreement.





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4.3      GTS Right to Use

         In addition, notwithstanding any other provisions of this Agreement, GTS shall have the non-exclusive right to use the ITM Software in GTS's investment management business, but in such case GTS shall pay to Bearhill 15% of all revenues directly attributable to the exploitation of the ITM Software.

5.       OWNERSHIP OF INTELLECTUAL PROPERTY

5.1      Title

         Bearhill has, and at all times shall retain, all right, title and interest in and to the Project Plan and the ITM Specifications, any modification and Derivative Works thereof, and all intellectual property rights relating thereto, All rights, title and interest in and to the ITM Software, any modification and Derivative Works thereof, the Documentation and all intellectual property rights relating thereto shall be owned exclusively by Bearhill upon the Final Acceptance Date.

5.2      Filings or Registrations - Notices

         GTS shall assist Bearhill in making any filings or registrations which Bearhill deems appropriate to protect Bearhill's interest in the ITM Software and/or Documentation. In addition, GTS agrees to affix appropriate copyright or other proprietary notices on the ITM Software and/or Documentation as directed by Bearhill.

6.       GTS'S SUPPORT

         When Bearhill becomes the owner of the ITM Software pursuant to
Section 5.1, the following provisions shall apply:

6.1      Error Correction

         GTS shall maintain the ITM Software free of all "bugs" and errors as long as Section 6.4 remains in effect.

6.2      New Techniques

         GTS shall, on a best effort basis, promptly inform Bearhill of any new techniques, procedures, or other developments which may necessitate updating the ITM Software.





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6.3      Marketing

         Bearhill shall have sole responsibility and rights to price and market the ITM Software and Documentation and any requested signals derived therefor. GTS shall provide assistance in the preparation of such marketing materials, including providing Bearhill with such information regarding the ITM Software as Bearhill shall reasonably request.

6.4      GTS Management Agreement

         Bearhill hereby appoints GTS as the manager of the ITM Software, for a term of one year on the date of acceptance of the ITM Software. As manager GTS shall input all necessary data, run the ITM Software and indicate forthwith to Bearhill when the ITM Software indicates a buy, sell, hold or short signal in respect of any stock market being monitored. Bearhill shall, from time to time, instruct GTS which stock markets are to be monitored using the ITM Software. In consideration of its services under this Section 6.4, GTS shall receive a fee of 2.5% of the gross revenues earned by Bearhill from its investment management and advisory business (such fee to be in addition to the fee set out in section 4.1). The provisions of this Section 6.4 may be renewed annually, at the option of Bearhill. If Bearhill does not terminate the provisions of this Section 6.4 by written notice given at least thirty days before the end of the term, the provisions of this Section 6.4 shall continue for a further year.

7.       CONFIDENTIALITY

7.1      Definition

         Bearhill and GTS have and will develop, own and disclose to each other certain proprietary techniques and confidential information ("Confidential Information") which have great value in their respective businesses. Except as provided in this Agreement, each party shall retain sole and exclusive ownership, right, title and interest in and to all of its Confidential Information.

7.2      Protection of Confidential Information

         Should either party disclose to the other party any of its Confidential Information, the party receiving the Confidential Information shall maintain the Confidential Information in confidence, shall use at least the same degree of care to maintain the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, confidential and trade secret information, shall always use at least a reasonable degree of care in maintaining the secrecy of the Confidential Information, shall use the information only for the purpose of performing its obligations under this Agreement unless otherwise agreed in writing





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by the other party, and shall deliver to the other party, in accordance with any request from the other party, all copies notes, packages, diagrams, computer memory media and all other materials containing any portion of the other party's Confidential Information. Neither party shall disclose any such Confidential Information to any person except those of its employees having a need to know in order to accomplish the purposes and intent of this Agreement, and shall require each employee, before he or she receives direct or indirect access to the Confidential Information, to acknowledge the confidential, proprietary and trade secret nature of the Confidential Information and to agree to be bound by this Section 7.2.

7.3      Limitation of Obligations

         Neither party shall have any obligation with respect to any portion of such Confidential Information which:

         (i)     was known to it prior to receipt from the other party,

         (ii) is lawfully obtained by either party from a third party under no obligation of confidentiality or

         (iii) is or becomes publicly available other than as a result of any act or failure to act of the receiving party.

7.4      Injunctive Relief

         GTS and Bearhill acknowledge that:

         (i) the restrictions contained in Section 7.2 are reasonable and necessary to protect the other party's legitimate interests,

         (ii) in the event of a violation of these restrictions, remedies at law will be inadequate and such violation will cause irreparable damages to the other party within a short period of time, and

         (iii) the disclosing party will be entitled to injunctive relief against each and every violation.

7.5      Protection of Proprietary Rights

         GTS shall at its own cost and expense, protect and defend Bearhill's ownership of the ITM Software and Documentation and all copyrights, trademarks and trade secrets associated therewith, against all claims, liens and legal processes





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of creditors of GTS and misappropriations by third parties from GTS, its agents, subdistributors or employees and keep the same free and clear from all such claims, liens, processes, and misappropriations.

8.       INFRINGEMENT INDEMNITY

8.1      Indemnity

         GTS agrees to provide Bearhill with the following protection against claim of proprietary right infringement of the ITM Software or Documentation.

         Subject to Bearhill's compliance with its obligations set forth in this Section, GTS shall:

         (1) indemnify Bearhill from and against any liability, cost, loss or expense of any kind;

         (2) hold harmless Bearhill and save it from any liability, cost, loss or expense of any kind; and

         (3) defend any suit or proceeding against Bearhill arising out of or based on any claim, demand or action alleging that the ITM Software or Documentation or any portion thereof as furnished under this Agreement and used as herein contemplated infringes any third-party rights in copyright or patent or the trade secret rights of any third party.

         In addition, GTS shall pay any costs, damages or awards of settlement, including court costs, arising out of any such claim, demand or action, provided that Bearhill promptly gives written notice of the claim, demand or action to GTS and that GTS may direct and fully participate in the defense or any settlement of such claim, demand or action.

8.2      Undertakings If Infringement Found

         In the event that the ITM Software or Documentation or any portion thereof developed by GTS, as furnished under this Agreement and used within the scope hereof, is held in such a suit or proceeding to infringe a third party proprietary right as set forth in Section 8.,1, and that the use of the ITM Software and/or Documentation or any portion thereof is enjoined, GTS shall, at its sole option and expense:





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         (1)     procure for Bearhill the right to continue using the ITM
                 Software and/or Documentation or portion thereof, or

         (2) replace the same with non-infringing software or documentation of equivalent functions and efficiency.

8.3      Bearhill's Obligations

         Bearhill shall promptly notify GTS in writing of any claim hereunder and shall cooperate with and provide all reasonable assistance to GTS, at GTS's expense, in the defense or settlement of such claim.

9.       TERM AND TERMINATION

9.1      Term

         This Agreement shall commence as of the date of this Agreement set forth on its first page and will include all work done on ITM Software prior to such date and shall remain in effect, unless terminated as provided in this Article.

9.2      Termination

         This Agreement will terminate upon the occurrence of any one of the following events before the Final Acceptance Date as follows:

         (a) In the event that either party is adjudged insolvent or bankrupt, or if any proceedings are instituted by or against it seeking relief, reorganization or arrangement under any laws relating to insolvency, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its property or assets, or upon the liquidation, dissolution or winding up of its business, then and in any such event this Agreement may be terminated or cancelled immediately by the other party upon the giving of written notice.

         (b) Upon the other party's default as set forth in Sections 9.1 and 9.2, the non-defaulting party may terminate this Agreement following fifteen (15) days' written notice to the other party.

9.3      Survival

         The provisions of Section 3.5, 4, 5, 7, 8, 9, 10 and 11 shall survive termination of this Agreement for any reason.





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10.      MISCELLANEOUS

10.1     Governing Laws

         It is the intention of the parties hereto that the laws of the Province of Ontario (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties agree to exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and from any agreement that may be executed to implement this Agreement.

10.2     Binding Upon Successors and Assigns

         Subject to, and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other party.

10.3     Severability

         If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.

10.4     Entire Agreement

         This Agreement, and the documents referred to in this Agreement, along with their exhibits, constitute the entire understanding and agreement of the parties with respect to their subject matter and supersede all prior and contemporaneous agreements or understandings.

10.5     Amendment and Changes

         No amendment, modification, supplement or other purported alteration of this Agreement shall be binding upon the parties unless it is in writing and is signed on behalf of the parties by their own authorized representatives.





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10.6     Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

10.7     Other Remedies

         Any and all remedies expressly conferred upon a party by this Agreement shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

10.8     No Waiver

         The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

10.9     Notices

         Whenever any party desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by overnight messenger services, express or electronic means (with confirmed receipt), addressed as follows:

         GTS:                                      Jean-Pierre Fruchet
                                                   Guardian Timing Services
                                                   130 Adelaide Street West
                                                   Toronto, Ontario
                                                   M5H 3P5
         Fax Number:                               (416) 364-3752


         Bearhill:
                                                   Bearhill Limited
                                                   Vanterpool Plaza
                                                   P.O. Box 873
                                                   Wickhams Cay I
                                                   Road Town, Tortola
                                                   British Virgin Island
         Fax Number:                               (809) 494-5880





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         Such communications shall be effective when they are received by the addressee. Any party may change its address for such communications by giving an appropriate notice to the other party in conformity with this Section.

10.10    No Joint Venture

         Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the parties. Except as expressly set forth, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party, and the relationship of the parties is, and at all times will continue to be, that of independent contractors.

10.11    Further Assurances

         Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance, as may be reasonably requested by the other party, to better evidence and reflect the transactions described in and contemplated by this Agreement, and to carry into effect the intents and purposes of this Agreement.

10.12    Force Majeure

         Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to cause beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labour strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.


BEARHILL LIMITED                              GUARDIAN TIMING SERVICES,
INC.


By:  /s/ Harmodio Herrera                     By  /s/ J.P. Fruchet
     -----------------------------                -----------------------------
Title:   Director                             Title:  President
        --------------------------                    -------------------------




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

                                   SCHEDULE A

                                  PROJECT PLAN

         The Project Plan for the ITM Software describes the phases into which the ITM Project is divided.

Overview of Project

         The objective of the Project is to create a disciplined timing model using a proprietary computer software program - the ITM Software - to generate, buy, sell, hold or short signals in respect of any stock market being monitored. The stock markets that will be monitored are the U.S. stock market (U.S. Standard and Poor's Index), the Japanese Stock Market (Nikkei 225 Average), the United Kingdom Stock Market (FTSE 100 Share Index) and the German Stock Market (Frankfurt Dax Index).

         Release I of the ITM Software will relate only to the U.S. stock market. Release II, III and IV will relate to the Japanese, United Kingdom and German stock markets respectively. Release II, III and IV will be undertaken only the Final Acceptance Date and upon specific request by Bearhill to proceed with a further Release. There are no specific acceptance criteria or acceptance test plans with respect to Release II, III or IV.

Project Plan

         Phase I

         The creation and testing of the Main Computer Program taking into consideration the ITM specifications, the Acceptance Criteria and the Acceptance Test Plan. Phase I will be completed within sixty days.

         Phase II

         The Documentation of the ITM Software will be completed within a further thirty days.

         Phase III

         Final Acceptance by Bearhill's testing of the ITM Software.

         Deliverables


         There will be four Deliverables.





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                                   SCHEDULE B


                            DESCRIPTION OF SOFTWARE


         The ITM Software is a proprietary computer software program which is used to generate buy and sell signals with respect to any stock market being monitored.

         The stock markets that will be monitored are the U.S. stock market (U.S. Standard and Poor's Index), the Japanese Stock Market (Nikkei 225 Average), the United Kingdom Stock Market (FTSE 100 Share Index) and the German Stock Market (Frankfurt Dax Index).

         The ITM Software is based on a disciplined decision process on inputs that are based on fundamental and technical elements. Once the data has been entered, the ITM Software generates objective buy, hold, sell or short signals for any monitored stock market as a whole.

         The date that will be used in the ITM Software will be obtained from sources in the public domain, mostly from Ned Davis Research, a company which specializes in providing economic and market information. What is unique about the ITM Software is the proprietary manner in which the data is treated by the software to generate timing signals.

         Release I will provide timing signals for the U.S. stock market (S & P 500 Index). Market timing signals for the Japanese, United Kingdom, and German markets will be developed by combining the U.S. timing signals with timing signals for these three markets as obtained from Ned Davis Research, but treated by GTS in a proprietary manner. Bearhill shall indicate to GTS the order in which the software for each of the Japanese, United Kingdom and German markets is to be developed. Development for each will be completed within thirty days.

         DELIVERABLE #1: This will be the Main Computer Program which generates all buy, hold, sell or short signals on the basis of the individual inputs and the decision rules included in the Computer Program. The Main Computer Program will be available on a diskette.

         DELIVERABLE #2: The Documentation will describe each individual input and the source, frequency of the input as well as the decision rules to reach buy and sell signals.





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

         DELIVERABLE #3: The Main Printout will show all the individual inputs entered on a daily or weekly basis as well as all buy and sell signals during the Test Periods.

         DELIVERABLE #4: The Summary of Results will show the individual buy and sell dates and the corresponding level of the S &P 500.

ITM Specifications

         The ITM Software, as applied to the Standard and Poor's 500 Index ("S&P 500") must meet the following specifications, using backtesting methods to apply the buy and sell signals over the period from January 5, 1979 to December 31, 1993 (the "Test Period"):

         (a)     a maximum number of 100 buy and sell signals during the Test
                 Period;

         (b) a ratio of profitable trades to unprofitable trades of at least 2 to 1;

         (c) a ratio of points gain in profitable trades to points lost in unprofitable trades of at least 3 to 1;

         (d) a compound annual return for the simulation which outperforms a buy-and-hold strategy for the Standard and Poor's 500 Index by at least 6% per annum on average over the period.

Acceptance Criteria

         (a)     Technical Criteria

         1. The software must be able to run on an IBM compatible personal computer using 386 processor and a hard disk with 3M free disk space.

         2. The buy and sell signals must be generated by the computer software program using a constant set of programming rules.

         (b)     Operational Performance Criteria

         1. Source of inputs to the software. All elements entering the software must be in the public domain and readily available to institutional investors.

         2. At least eighty percent of all individual inputs must be available on a weekly or daily basis.





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         3.  The maximum number of individual inputs per daily input into the software program must not exceed fifty.

Acceptance Test Plan

         The Acceptance Test Plan for the development of the ITM Software will be conducted by Bearhill with the assistance of GTS as follows:

         (a)     the Acceptance Test Plan will cover the Test Period;

         (b) GTS will enter the data for each of the individual elements, as described in the Documentation, entering into the ITM Software which will generate the Main Printout;

         (c) The buy and sell signals, including the dates and the corresponding S & P 500 level generated by the ITM Software, as shown on the Main Printout, will be entered by GTS into the Summary of Results.

         The Summary of Results, the Documentation and the Main Printout will be compared by Bearhill to the ITM Specifications and the Acceptance Criteria. Bearhill will have the right to verify that data entered is accurate.





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